UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2022

LOGIQ, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51815	46-5057897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079
New York, New York 10004
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(808) 829-1057

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sales of Equity Securities

As previously disclosed in the Current Report on Form 8-K filed by Logiq, Inc., a Delaware corporation (the “Company”), with Securities and Exchange Commission on March 31, 2022 (the “Prior 8-K”), the Company entered into a Purchase Agreement with Ionic Ventures, LLC (“Ionic”) for the purchase and sale of  shares of the Company’s common stock, subject to certain limitations.

As further disclosed in the Prior 8-K, on March 31, 2022, the Company effected an initial purchase of $3,000,000 in shares of common stock (the “Primary Shares”) under the Purchase Agreement, and issued Ionic 2,926,000 pre-settlement shares, which reflected an estimated value (the “Estimated Value”) of the shares, as calculated in accordance with the terms of the Purchase Agreement.  The Purchase Agreement includes a forward pricing mechanism, pursuant to which Ionic is entitled to receive, from time-to-time at Ionic’s request, additional true-up shares of the Company’s common stock (“True-Up Shares”) at a later date, for no additional consideration.

On October 24, 2022, pursuant to a written request from Ionic in accordance with the terms of the Purchase Agreement, the Company issued Ionic 3,417,500 True-Up Shares for no additional consideration.

No underwriters were involved in the transaction described above. The issuance of the True-Up Shares by the Company was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act and/or Rule 506 promulgated thereunder.

To the extent relevant, the information previously disclosed in the Prior 8-K regarding the Purchase Agreement is incorporated by reference into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGIQ, INC.

Dated: October 28, 2022	By:	/s/ Brent Suen
Brent Suen
Chief Executive Officer